Exhibit 99.1
For Immediate Release
Lori A. Meyer Named Chief Information Officer at First Interstate
Billings, Mont.—December 1, 2023—First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“First Interstate” or the “Company”) has appointed Lori A. Meyer as Executive Vice President and Chief Information Officer (“CIO”).
“Lori has been serving as interim CIO since the end of June and has demonstrated exceptional leadership, implementing significant changes and improvements in our IT infrastructure,” said FIBK President and CEO Kevin Riley.
A longtime First Interstate Bank employee, Meyer started with the Company in 1997 and has served in several leadership roles, including Director of Enterprise Planning (2021-2023), Director of Enterprise Program Management (2018-2021), Director of IT Business Management (2017-2018), Director of IT Business Relations (2016-2017), and Business Process Improvement Lead (2013-2016). Meyer also managed the Bank’s Operations Branch Support Division from 2007 to 2013.
Meyer is a graduate of Montana State University Billings with a bachelor’s degree in psychology and was recognized by the Billings Gazette as a “40 Under 40” recipient. She is Lean Six Sigma certified in process improvement/agile experience and is a graduate of the Bank Operations Institute in Dallas, Texas. An active community volunteer, Meyer regularly volunteers with Special Olympics and is passionate about supporting programs that help teens combat hunger, homelessness, and mental health challenges.
Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties, including statements regarding the intended transition of the Chief Information Officer role and the expected timing thereof. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from expectations are included under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in other periodic and other reports subsequently filed by the Company with the SEC.
About Us
First Interstate BancSystem, Inc. is a financial services holding company headquartered in Billings, Montana. It is the parent company of First Interstate Bank, a community bank with $30.5 billion in assets as of September 30, 2023. First Interstate proudly delivers financial solutions across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. A recognized leader in community banking services, First Interstate is driven by strong values as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves. More information is available at www.FIBK.com.

Contact:	Brittany Cremer	NASDAQ: FIBK
	PR/Communications Manager First Interstate BancSystem, Inc. (406) 255-5310 brittany.cremer@fib.com	www.FIBK.com
1